     As filed with the Securities and Exchange Commission on May 16, 1994
                                                   Registration No. 33-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                              ---------------------

                                 AMAX GOLD INC.
             (Exact name of registrant as specified in its charter)

                              ---------------------


             Delaware                                         06-1199974
  (State or other jurisdiction of                          (I.R.S. Employer
   incorporation or organization)                        Identification Number)

                          9100 East Mineral Circle

                         Englewood, Colorado  80112

                               (303) 643-5500

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


    The Thrift Plan for Employees of AMAX Gold Inc. And Its Subsidiaries
                            (Full title of plan)

                          ------------------------
     Paul J. Hemschoot, Jr.                           With copies to:
         AMAX Gold Inc.                              Paul Hilton, Esq.
    9100 East Mineral Circle                       Davis, Graham & Stubbs
   Englewood, Colorado  80112               370 Seventeenth Street, Suite 4700
         (303) 643-5540                           Denver, Colorado  80202
                                                       (303) 892-9400


          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)
                    ------------------------------------



                        CALCULATION OF REGISTRATION FEE
====================================================================================================================


                                                              Proposed           Proposed
                                            Amount            maximum            maximum
       Title of each class of                to be         offering price        aggregate          Amount of
     securities to be registered          registered          per share       offering price    registration fee
- --------------------------------------------------------------------------------------------------------------------

Common Stock ($0.01 par value).......  1,000,000 shares       $7.50(1)          $7,500,000(1)      $2,586.21

Interests in The Thrift Plan for
and Employees of AMAX Gold Inc. And
Its Subsidiaries.....................               (2)          (3)                (3)               (3)
====================================================================================================================


(1) Estimated solely for the purposes of calculating the amount of the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Company's Common Stock on May 12, 1994, as reported on the New York Stock Exchange.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to The Thrift Plan for Employees of AMAX Gold Inc. and its Subsidiaries.

(3) Pursuant to Rule 457(h)(2) under the Securities Act of 1933, no separate fee is required to register plan interests.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.  Incorporation of Documents by Reference.


    AMAX Gold Inc. (the "Company") and The Thrift Plan for Employees of Amax Gold Inc. And Its Subsidiaries (the "Thrift Plan") hereby state that the following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated or deemed to be incorporated in this Registration Statement by reference as of their date of filing with the
Commission:

    (a) The Company's (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (No. 1-9620), filed with the Commission on March 18, 1994,
(ii) the Company's Quarterly Report on Form 10-Q for the quarter ended
March 31, 1994, filed on May 16, 1994, and (iii) the Thrift Plan's latest annual report to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (the "Exchange Act").

    (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8A (No. 1-9617), filed with the Commission pursuant to the Exchange Act on July 9, 1987, as amended by filings on Form 8 constituting Amendment No. 1 to the Form 8A, filed with the Commission on July 28, 1987.

     All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a Post-Effective Amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

4.   Description of Securities.

     Not applicable.

5.   Interests of Named Experts and Counsel.

     Mr. Paul J. Hemschoot Jr. is General Counsel to the Company and is providing the opinion filed as Exhibit 5.1 to this Registration Statement. Mr. Hemschoot is beneficial owner of 9,927 shares of Common Stock of the Company, including shares beneficially owned under the Thrift Plan and other employee benefit plans of the Company.

6.   Indemnification of Directors and Officers.

     Article SIXTH of the Company's Restated Certificate of Incorporation and
Article VI of the Company's Bylaws (collectively the "Charter Documents") confers on the Company's officers and directors indemnification rights.

     Section 102 of the Delaware General Corporation Law (the "Delaware Law") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Article SIXTH of The Company's Restated Certificate of Incorporation, eliminates directors' personal liability as set forth above.

     Section 145 of the Delaware Law authorizes corporations to indemnify directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with civil, criminal, administrative, or investigative actions, suits or proceedings to which such persons are parties or threatened to be made a party by reason of their corporate position (other than actions by or in the right of the corporation to procure a judgment in its favor--so called "derivative suits") if such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. With respect to derivative suits, Section 145 prescribes a similar standard of care but limits the available indemnification to expenses (including attorneys' fees) reasonably incurred in connection with the defense or settlement of such action or suit and further provides that if the derivative suit results in a judgment that the person seeking indemnification is liable to the corporation, no such indemnification is to be made without court approval. Section 145(f) of the Delaware Law also specifically permits corporations to provide their officers, directors, employees and agents with indemnification and advancement of expenses in addition to those specifically required and/or permitted to be provided pursuant to other provisions of such Section 145.

     Under the provisions of the Charter Documents, each person who was or is made a party to, or is threatened to be made a party to or is involved in, any action, suit or other legal proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Company, or is or was performing services at the Company's request for another entity, including service with respect to employee benefit plans, shall be indemnified to the full extent permitted by Delaware Law as in effect or as it may be amended against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with such proceeding. The rights to indemnification conferred pursuant to the Charter Documents are contract rights and include the right to receive payment for expenses of defending a proceeding as to which there may be a right to indemnification prior to its final disposition, provided that if the Delaware Law requires (and it currently does), such advance payment shall be made only upon receipt by the Company of an undertaking to the effect that all amounts so advanced will be repaid if it is ultimately found that the party who received such amounts is not entitled to be indemnified. The effect of providing that the indemnification rights are contract rights is to permit indemnified individuals to enforce such provisions directly against the Company. In addition, the Charter Documents authorize the Company to provide other permissible indemnification. Finally, the Charter Documents provide that the Company may (and it does) maintain insurance to protect itself and any of its officers, directors, employees or agents, to the limit of such coverage, against any expense, liability or loss, even if the Company would not have the power itself to indemnify such person against such expense, liability or loss under the Delaware Law.

7.   Exemption from Registration Claimed.

     Not applicable.

8.   Exhibits

     4.1 Thrift Plan for Employees of AMAX Gold Inc. And Its Subsidiaries as restated April 1, 1994.

     5.1 Opinion and Consent of Paul Hemschoot, Esq., General Counsel of Amax Gold Inc.

    23.1   Consent of General Counsel.  See Exhibit 5.1.

    23.2   Consent of Coopers & Lybrand.


     The Thrift Plan for Employees of AMAX Gold Inc. And Its Subsidiaries, restated as of April 1, 1994 (the "Restated Plan"), will be timely submitted to the IRS, and the Company will make all changes required by the IRS in order to qualify the Restated Plan.

9.   Undertakings


     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement, or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the annual report for The Thrift Plan pursuant to Section 15(d) of the Exchange Act which are incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 16th day of May, 1994.

                                      AMAX GOLD INC.

                                      By:  /s/ Paul J. Hemschoot, Jr.
                                         ---------------------------------------
                                         Paul J. Hemschoot, Jr.
                                         Vice President, Secretary and
                                         General Counsel


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                     Title                         Date
        ---------                     -----                         ----

/s/ Milton H. Ward
________________________   Chairman of the Board, President       May 16, 1994
Milton H. Ward             Chief Executive Officer and Director
                           (Principal Executive Officer)

/s/ Mark A. Lettes
________________________   Vice President - Finance               May 16, 1994
Mark A. Lettes             and Chief Financial Officer
                           (Principal Financial Officer)

/s/ Pamela A. Saxton
________________________   Vice President and Comptroller         May 16, 1994
Pamela A. Saxton           (Principal Accounting Officer)



________________________   Director
Allen Born

/s/ Gerald J. Malys
________________________   Director                               May 16, 1994
Gerald J. Malys

________________________   Director
Rockwell A. Schnabel

/s/ Vernon F. Taylor
________________________   Director                                May 16, 1994
Vernon F. Taylor, Jr.

/s/ Russell L. Wood
________________________   Director                                May 16, 1994
Russell L. Wood

     Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of The Thrift Plan for Employees of Amax Gold Inc. And Its Subsidiaries has duly caused this registration statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 16, 1994.



                            By:  /s/ Paul J. Hemschoot
                               -------------------------------------------
                               Paul J. Hemschoot, Plan Administrator
                               Committee Member


                            By:  /s/ Richard B. Esser
                               -------------------------------------------
                               Richard B. Esser, Plan Administrator
                               Committee Member


                            By:  /s/ Mark A. Lettes
                               -------------------------------------------
                               Mark A. Lettes, Plan Administrator
                               Committee Member

                                EXHIBIT INDEX

Exhibit                                                            Sequential
  No.        Description                                           Page No.
- -----------------------------------------------------------------------------

 4.1         The Thrift Plan for Employees of Amax Gold Inc. And
             Its Subsidiaries, as restated April 1, 1994.

 5.1         Opinion and Consent of Paul Hemschoot, Esq., General
             Counsel of Amax Gold Inc.

23.1         Consent of General Counsel.  See Exhibit 5.1.

23.2         Consent of Coopers & Lybrand.